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Exhibit 10.74

FORM OF STOCK OPTION AGREEMENT FOR DIRECTORS

TO:
«FirstName» «LastName»

Re:
Non-Qualified Stock Option
Midway Games Inc. «Plan» Stock Option Plan

        This letter agreement (the "Agreement") will evidence the grant to you on «grantdate» (the "Grant Date") by the Compensation Committee of the Board of Directors of Midway Games Inc. (the "Company") of an option pursuant to the Company's «Plan» Stock Option Plan (the "Plan") to purchase up to «Numberof Options» («numberofoptions2») shares of the common stock, par value $.01 per share ("Common Stock"), of the Company at a price of «exerciseprice» Dollars ($«exerciseprice2») per share (the "Option") and the terms and conditions of such grant. Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as a non-qualified stock option.

        1.     This Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and of the Plan as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

        2.     This Option Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Illinois, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

        3.     The Company shall not be obligated to issue any shares pursuant to this Option if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

        4.     It is understood that the Company may establish, from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of this Option. By the execution hereof, you hereby agree to pay to the Company all such amounts requested by the Company to permit the Company to take any tax deduction available to it resulting from the exercise of this Option. You also agree to comply with any procedures established from time to time by the Company, to ensure that the Company receives prompt notice of the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

        5.     This Option may be exercised as follows:

Number of Option Shares Exercisable	Date Exercisable
«Vesting Schedule»

        6.     This option, to the extent not previously exercised, shall expire on the day preceding the tenth anniversary of the Grant Date.

        7.     This Option is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, together with payment as provided in the Plan.

        Would you kindly evidence your acceptance of this Option and your agreement to comply with the provisions of this Agreement and of the Plan by executing the enclosed copy of this Agreement under the words "ACCEPTED AND AGREED TO" and returning a copy to the Senior Vice President, Secretary and General Counsel of the Company, c/o the Legal Department of Midway Games Inc.

Very truly yours, MIDWAY GAMES INC.
By:	«Authorized Officer»

Attachments

ACCEPTED AND AGREED TO
this              day of             , 200  .

«FirstName» «LastName»

EXHIBIT A

Dated:

Senior Vice President, Secretary and General Counsel
MIDWAY GAMES INC.
2704 West Roscoe Street
Chicago, IL 60618

Ladies and Gentlemen:

        Notice is hereby given of my election to purchase              shares of common stock, par value $.01 per share, of Midway Games Inc. (the "Company") at a price of «exerciseprice» Dollars ($«exerciseprice2») per share under the provisions of the stock option ("Option") granted to me on «grantdate» under the terms of the Midway Games Inc. «Plan» Stock Option Plan.

        I hereby certify that I am in compliance with the forfeiture provisions of the Option Agreement dated as of «Date» between the Company and me (the "Option Agreement"). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options I have.

        Enclosed is my check made payable to Midway Games Inc. in the amount of $                         in payment of the exercise price of the Option and my check in the amount of $                         also made payable to Midway Games Inc. in payment of the tax due on exercise of the Option.

        The following information is supplied for use in issuing and registering the shares purchased:

Number of certificates:
Denomination of each certificate:
Full Name:
Address:

Social Security Number:
Very truly yours,
«FirstName» «LastName»

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FORM OF STOCK OPTION AGREEMENT FOR DIRECTORS